eMARINE Global Inc.

(Formerly Known as e-Marine Co., Ltd.)

FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

F-1

e-Marine Co., Ltd.

Contents

Tel: +82-2-3452-2868 Fax: +82-2-501-0470 www.grantthornton.kr	Grant Thornton Daejoo 2913 Nambusunhwan-ro, Gangnam-gu Seoul 06280, Korea

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of eMARINE Global Inc. (Formerly Known as e-Marine Co., Ltd.)

We have audited the accompanying balance sheets of eMARINE Global Inc. (Formerly Known as e-Marine Co., Ltd.) (the “Company”) as of December 31, 2016 and 2015, and the related statements of operations and comprehensive loss changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eMARINE Global Inc. (Formerly Known as e-Marine Co., Ltd.), as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and will require identifying new sources of capital to fund operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 1 to the consolidated financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seoul, Korea

April 17, 2017 (except for Note 1 as to which the date is September 23, 2017)

F-2

eMARINE Global Inc.

(Formerly Known as e-Marine Co., Ltd.)

BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2016		December 31, 2015

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	￦	157,971	￦	153,595
Short-term financial instruments		65,000		27,004
Accounts receivable, net of of allowance for doubtful accounts of ￦5,830,000 and ￦0, as of December 31, 2016 and 2015, respectively		307,116		884,343
Inventories		231,290		68,720
Loans to related parties		164,000		370,000
Other current assets		68,972		47,407
Total Current Assets		994,349		1,551,069

Property and equipment, net		24,987		24,138
Goodwill		1,930,625		1,430,625
Intangible assets, net		7,239		15,359
Deposits		87,798		80,798
Total Assets	￦	3,044,998	￦	3,101,989

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	￦	956,395	￦	698,810
Nontrade payables		1,167,347		322,719
Other current liabilities		287,615		447,714
Short-term borrowings		2,632,725		3,522,548
Current portion of long-term debt		120,000		120,000
Total Current Liabilities		5,164,082		5,111,791

Long-term debt		730,000		350,000
Loans from related parties		221,505		173,000
Accrued benefit pension liability		880,656		828,523
Total Liabilities		6,996,243		6,463,314

Commitments and Contingencies		-		-

Temporary Equity - Redeemable convertible preferred stock		636,007		-

STOCKHOLDERS' EQUITY :
Common stock, ￦10,000 par value; authorized 100,000,000 shares 245,286 shares issued and outstanding as of December 31, 2016 and 2015)		2,454,860		2,454,860
Additional paid-in capital		872,574		872,574
Other comprehensive loss		(73,138)		(130,591)
Accumulated deficit		(7,841,548)		(6,558,168)
Total Stockholders' Deficit		(4,587,252)		(3,361,325)
Total Liabilities and Stockholders' Deficit	￦	3,044,998	￦	3,101,989

See accompanying notes to the financial statements.

F-3

eMARINE Global Inc.

(Formerly Known as e-Marine Co., Ltd.)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015

Revenue
Product	￦	2,321,425	￦	2,540,722
Service		2,543,715		2,200,793
Total revenue		4,865,140		4,741,515
Cost of revenue
Product		1,959,184		2,013,712
Service		1,731,370		1,652,574
Total cost of revenue		3,690,554		3,666,286
Gross margin		1,174,586		1,075,229

Selling, general and administrative expenses		2,286,685		2,004,047
Loss from operations		(1,112,099)		(928,818)

Other expense:
Interest expense, net		(198,556)		(129,827)
Other income (expense), net		11,070		(59,540)
Total other expense		(187,486)		(189,367)

Loss before provision for income taxes		(1,299,585)		(1,118,185)

Income tax expense (benefit)		(16,205)		8,349

Net loss	￦	(1,283,380)	￦	(1,126,534)

Net loss per common share, basic and diluted	￦	(5,232.18)	￦	(4,592.74)
Weighted average common shares outstanding - basic and diluted		245,286		245,286

Net loss	￦	(1,283,380)	￦	(1,126,534)
Other comprehensive income (loss):
Remeasurement of pension liabilities		57,453		(29,601)
Comprehensive loss	￦	(1,225,927)	￦	(1,156,135)

See accompanying notes to the financial statements.

F-4

eMARINE Global Inc.

(Formerly Known as e-Marine Co., Ltd.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Years Ended December 31, 2016 and 2015

(In thousands, except share amounts)

	Common Stock					Accumulated Other			Total
	$0.0001 Par Value			Additional		Comprehensive	Accumulated		Stockholders'
	Shares	Amount		Paid-in Capital		Loss	Deficit		Deficit
Balance, January 1, 2015	245,286	￦	2,454,860	￦	872,574	￦ (100,989)	￦	(5,431,634)	￦ (2,205,189)
Remeasurement of pension liabilities						(29,602)		-	(29,602)
Net loss								(1,126,534)	(1,126,534)
Balance, December 31, 2015	245,286		2,454,860		872,574	(130,591)		(6,558,168)	(3,361,325)
Remeasurement of pension liabilities						57,453			57,453
Net loss								(1,283,380)	(1,283,380)
Balance, December 31, 2016	245,286		￦2,454,860	￦	872,574	￦ (73,138)	￦	(7,841,548)	￦ (4,587,252)

See accompanying notes to the financial statements.

F-5

eMARINE Global Inc.

(Formerly Known as e-Marine Co., Ltd.)

STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	￦	(1,283,380)	￦	(1,126,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		18,449		60,104
Pension plan expenses		210,059		193,339
Bad debt		5,830		-
Deferred income taxes		(16,205)		8,349
Other		5,258		(14,489)
Changes in operating assets and liabilities:		-		-
Accounts receivable		571,442		(24,822)
Inventories		(162,570)		(28,030)
Other current assets		(21,564)		(22,713)
Deposits		(7,000)		(38,050)
Accounts payable		252,283		(90,172)
Nontrade payables		366,494		(21,862)
Other current liabilities		(160,099)		117,561
Pension benefits payments		(84,269)		(103,412)
NET CASH USED IN OPERATING ACTIVITIES		(305,272)		(1,090,731)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (Increase) in short-term financial instrument		(37,996)		90,527
Decrease in loans to related parties		206,000		63
Proceeds from disposals of property and equipment		-		19,091
Purchase of property and equipment		(11,178)		(12,412)
Purchase of intangible assets		(21,867)		(34,240)
NET CASH USED IN INVESTING ACTIVITIES		134,959		63,029
CASH FLOWS FROM FINANCING ACTIVITIES:
Drwadown of short-term borrowings		3,250,000		279,022
Repayment of short-term borrowings		(4,139,823)		-
Repayment of current portion of long-term debt		(120,000)		-
Stockholder's capital contribution		-		-
Borrowings of long-term debt		500,000		673,000
Advances from a related party		-		-
Repayment of long-term debt		(53,695)		(30,000)
Issuance of redeemable convertible preferred stock		636,007		-
Increase in loans from related parties		162,000		-
Repayment of loans from related parties		(59,800)		-
NET CASH PROVIDED BY FINANCING ACTIVITIES		174,689		922,022
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		4,376		(105,680)
CASH AND CASH EQUIVALENTS- beginning of year		153,595		259,275
CASH AND CASH EQUIVALENTS- end of year	￦	157,971	￦	153,595
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	￦	223,408	￦	157,436
Income taxes	￦	-	￦	-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of long-term debt to current portion of long-term debt	￦	120,000	￦	120,000
Payables in connection with the business acquisition	￦	478,133	￦	-

See accompanying notes to the financial statements.

F-6

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 1 – DESCRIPTION OF BUSINESS AND ORGANIZATION

Organization

eMARINE Global Inc., formerly known as e-Marine Co., Ltd. (the “Company”) was organized under the laws of the Republic of Korea on January 2, 2001 under the name of e-Marine Co., Ltd. The Company is a leading Maritime Information and Communications Technology provider to the markets it serves, including government agencies and prestigious maritime shipping companies. The Company seeks to achieve safety of life at sea through the use of various technologies, such as e-Navigation, Maritime Internet-of-Things (otherwise known as “I.o.T.”) and Marine Big data technology (collectively, “Maritime ICT Convergence”. Its main products and services are divided into four categories, which are Electronic Chart Display & Information System, or “ECDIS”, Smart Ship, Overseas Solutions Distributions and Aids to Navigation.

Share Exchange Agreement

On July 25, 2017, the Company entered into a share exchange agreement (the “Exchange Agreement”) with Pollex, Inc., a Nevada corporation (“Pollex”), and the shareholders of the Company (the “Shareholders”), pursuant to which the Shareholders assigned, transferred and delivered, free and clear of all liens, 100% of the issued and outstanding shares of common stock of the Company, representing 100% of the equity interest in the Company (the “Shares”) to Pollex in exchange for 14,975,000 restricted shares of common stock of Pollex (the “Exchange Shares”). The transaction closed on July 25, 2017 (the “Closing Date”).

As a result, the Company became a wholly-owned subsidiary of Pollex, and the Shareholders acquired a controlling interest in Pollex (the “Share Exchange”). For accounting purposes, the Share Exchange was treated as an acquisition of Pollex and a recapitalization of the Company. The Company is the accounting acquirer, and the results of its operations carryover. Accordingly, the operations of Pollex are not carried over and have been adjusted to $0. The assets and liabilities of the Company have been brought forward at its book value and no goodwill has been recognized.

Private Placement Offering

On July 25, 2017, Pollex entered into a subscription agreement (the “Subscription Agreement”) with selected accredited investors (each, an “Investor” and, collectively, the “Investors”). Pursuant to the terms of the Subscription Agreement, Pollex offered in a private placement (the “Offering”) $2,250,000 of units (each, a “Unit” and, collectively, the “Units”). Each Unit has a purchase price of $0.50 and consisted of (i) one (1) share of Pollex’s common stock, par value $0.001 per share (the “Shares”); and (ii) warrants to purchase two and one-half (2.5) shares of Pollex’s common stock (each, a “Warrant” and, collectively, the “Warrants”). The Warrants are exercisable for a period of three (3) years from the date of issuance at an exercise price of $0.60 per share, subject to adjustment as provided in the agreement evidencing the Warrants. The Shares underlying the Warrants may hereinafter be referred to as the “Warrant Shares”.

The Offering closed on July 25, 2017 (the “Closing”). At the Closing, Pollex received subscriptions for the full Offering of $2,250,000, with gross proceeds of $1,765,000 being received by Pollex as of such date. Pollex issued a total of 3,530,000 Shares and 8,825,000 Warrants to purchase up to 8,825,000 shares of Pollex’s common stock.

It is anticipated that proceeds for the remaining $485,000 of Units subscribed for will be funded, in two tranches, on or before November 30, 2017, at which time Pollex will issue to the relevant Investor an aggregate of 970,000 Shares and Warrants to purchase 2,425,000 Shares.

Merger and Name Change

On August 15, 2017, Pollex, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Pollex merged with its wholly-owned subsidiary (the “Merger Sub” and, the transaction, the “Merger”). Upon consummation of the Merger, the separate existence of Merger Sub ceased.

F-7

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The purpose of the Merger was to effect a change of the corporate name from Pollex, Inc., to eMARINE Global Inc. Upon the filing of Articles of Merger, Pollex’s Articles of Incorporation were deemed amended to reflect the name change.

Liquidity Financial Condition and Managements Plans

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2016, the Company had cash of ￦157,971 thousand. For the years ended December 31, 2016 and 2015, he Company reported loss from operations of ￦1,112,098 thousand and ￦928,818 thousand, respectively, and net cash used in operating activities of ￦305,272 thousand and ￦1,090,732 thousand, respectively. The Company continues to experience liquidity constraints due to the continuing losses. These factors contributed to the Company’s substantial doubt of its ability to continue as a going concern.

During 2017, management has addressed going concern remediation through funding through the private placement and is continuing initiatives to raise capital to meet future working capital requirements. However, additional capital is required to reduce the risk of going concern uncertainties for the Company beyond the next twelve months as of the reporting date. There is no certainty that the Company will be able to arrange sufficient funding to continue its operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used in determining, among other items, allowance for doubtful accounts, inventory reserve, impairment testing for goodwill and other intangible assets, pension liabilities, income taxes and contingencies. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with a maturity of less than three months at purchase to be cash equivalents.

Fair Value of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing GAAP that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

F-8

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Under the standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The carrying values reported in balance sheets for current financial assets and current financial liabilities approximate their estimated fair market values based on the short-term maturity of these instruments.

Accounts Receivable and Allowance for Doubtful accounts

Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of its customers’ financial condition and reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve based on historical experience, in its overall allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost, determined by the first-in, first-out (“FIFO”) method, or market.

The Company continually analyzes its slow-moving and excess inventories. Based on historical and projected sales volumes and anticipated selling prices, the Company establishes reserves. Inventory that is in excess of current and projected use is reduced by an allowance to a level that approximates its estimate of future demand. Products that are determined to be obsolete are written down to net realizable value.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation generally on the straight-line method based upon estimated useful life of 5 years for vehicles, Office equipment, fixtures and furniture and others.

Costs related to repair and maintenance activities are expensed in the period in which they are incurred unless leading to an extension of the original lifetime or capacity.

Goodwill and Other Intangible Assets

The Company accounts for goodwill and intangible assets in accordance with ASC 350 “Intangibles - Goodwill and Other”. ASC 350 requires that goodwill and other intangible assets with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. ASC 350 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units including estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

F-9

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The Company’s business includes one goodwill reporting unit. The Company annually reviews goodwill for possible impairment by comparing the fair value of the reporting unit to reporting unit’s carrying amount. If the fair value exceeds the carrying amount, no goodwill impairment is deemed to exist. If the fair value does not exceed the carrying amount, goodwill is tested for impairment and written down to its implied fair value if it is determined to be impaired. The Company performs its annual goodwill impairment test at December 31 on an annual basis.

Amortization is computed utilizing the straight-line method over the estimated useful life of 5 years for industrial property rights, software and others. Amortizable intangible assets are only evaluated for impairment upon a significant change in the operating or macroeconomic environment. If an evaluation of the undiscounted future cash flows indicates impairment, the asset is written down to its estimated fair value, which is based on its discounted future cash flows. Based upon its qualitative assessment, the Company determined that intangible assets were not impaired on December 31, 2016 and 2015, respectively.

Pension

The amounts recognized in the financial statements relating to employees’ severance payments and pension plans are determined on an actuarial basis utilizing certain assumptions in the calculation of such amounts. The assumptions used in determining net periodic costs and liabilities for employees’ severance payments include discount rate, rate of increase in compensation levels, average remaining years of service and other factors.

Preferred Stock

The Company accounts for preferred stock in accordance with ASC 480 “Distinguishing Liabilities From Equity”. ASC 480 requires, when determining the classification and measurement of its preferred stock, preferred shares subject to mandatory redemption would be classified as liability instruments and are measured at fair value.

Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) would be classified as temporary equity. At all other times, preferred shares are classified as stockholders’ equity.

Revenue Recognition

Revenue recognition for multiple-element arrangements requires judgment to determine if multiple elements exist, whether elements can be accounted for as separate units of accounting, and if so, the fair value for each of the elements.

Revenue for sale of goods is recognized when the significant risks and rewards of ownership have been transferred to the customer, recovery of the consideration is probable, the associated costs and possible return of the goods can be estimated reliably, there is no continuing involvement with goods, and the amount of revenue can be measured reliably. If it is probable that discounts will be granted and the amount can be measured reliably, then the discount is recognized as a reduction of revenue as the sales are recognized.

Revenue from services is recognized by reference to the stage of performance of the services when the Company can reliably measure the amount of revenue and the recovery of the consideration is considered probable.

Research and Development

Research and development expenditures for the Company’s projects are expensed as incurred. Research and development costs were ￦33,464 thousand and ￦241,529 thousand for the years ended December 31, 2016 and 2015, respectively, and are reported within selling, general and administrative expenses.

F-10

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred tax asset will not be realized. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

Functional and Reporting Currency

The Company uses Korean Won as its functional currency since the majority of the Company’s revenues, expenses, assets and liabilities are recognized in the Republic of Korea and the reporting currency is the same as the functional currency.

Earnings (Loss) Per Share

Earnings (loss) per share are calculated in accordance with ASC 260 “Earnings Per Share,” which provides for the calculation of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing net earnings by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options. The diluted share base excludes incremental shares of 12,800 and 0 related to redeemable convertible preferred stock for December 31, 2016 and 2015, respectively. These shares were excluded due to their antidilutive effect.

Recent Accounting Pronouncements

In February 2016, Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). FASB issued ASU 2016-02 to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. The new ASU is effective for fiscal years and interim periods within those years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s operations, financial position, cash flows and disclosures.

F-11

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. ASU 2015-17 simplifies the presentation of deferred taxes by requiring deferred tax assets and liabilities be classified as noncurrent on the balance sheet. ASU 2015-17 is effective for public companies for annual reporting periods beginning after December 15, 2016, and interim periods within those fiscal years. The guidance may be adopted prospectively or retrospectively and early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s operations, financial position, cash flows and disclosures.

In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory. ASU 2015-11 simplifies the subsequent measurement of inventory by requiring inventory to be measured at the lower of cost and net realizable value. ASU 2015-11 applies only to inventories for which cost is determined by methods other than last-in first-out and the retail inventory method. ASU 2015-11 is effective for public companies for annual reporting periods beginning after December 15, 2016, and interim periods within those fiscal years. Early adoption of ASU 2015-11 is permitted. The Company does not believe this ASU will have a material impact on the Company’s operations, financial position, cash flows and disclosures.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. In August 2015, FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 to reporting periods beginning after December 15, 2017, with early adoption permitted for reporting periods beginning after December 15, 2016. Subsequently, FASB issued ASUs in 2016 containing implementation guidance related to ASU 2014-09, including: ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) , which is intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations; ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing , which is intended to clarify two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance; and ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients , which contains certain provision and practical expedients in response to identified implementation issues. Companies may use either a full retrospective or a modified retrospective approach to adopt these ASUs. The Company is currently evaluating these ASUs, including which transition approach to use, but does not expect these ASUs to materially impact the Company’s operations, financial position, cash flows and disclosures.

In January 2017, the FASB issued ASU 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 along with amending other parts of the goodwill impairment test. Under ASU 2017-04, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of the reporting unit with its carrying amount, and should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value with the loss not exceeding the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for annual periods beginning after December 15, 2019, and interim periods therein with early adoption permitted for interim or annual goodwill impairment tests performed after January 1, 2017. At adoption, this update will require a prospective approach. The Company is currently evaluating this ASU to determine its impact on the Company’s operations, financial position, cash flows and disclosures.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU is intended to provide guidance on the responsibility of reporting entity management. Specifically, this ASU provides guidance to management related to evaluating whether there is substantial doubt about the reporting entity’s ability to continue as a going concern and about related financial statement note disclosures. The FASB issued this guidance to require management evaluation and potential financial statement disclosures. ASU 2014-15 is effective for financial statements with periods ending after December 15, 2016. The Company adopted this standard, and its adoption did not have a material impact on the financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

F-12

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 3 — INVENTORIES

The components of inventories are as follows (in thousands of Korean Won):

	December 31, 2016		December 31, 2015
Finished goods	￦	98,100	￦	25,880
Raw materials		133,190		42,840
		231,290		68,720
Less: Inventory reserve		-		-
Total, net	￦	231,290	￦	68,720

NOTE 4 — PROPERTY AND EQUIPMENT

The components of property and equipment are as follows (in thousands of Korean Won):

	December 31, 2016		December 31, 2015
Office equipment	￦	208,356	￦	197,179
Fixtures and furniture		8,720		8,720
Other		285,113		285,112
Total, at cost		502,189		491,011
Less: Accumulated depreciation		(477,202)		(466,873)
Total, net	￦	24,987	￦	24,138

Depreciation expense amounted to ￦10,330 thousand and ￦17,011 thousand for the years ended December 31, 2016 and 2015, respectively.

NOTE 5 – GOODWILL

On June 1, 2016, the Company completed an acquisition of maritime radar business of Hyundai BS&I Co., Ltd. (the “Seller”), for a total purchase price of ￦500,000 thousand. The acquisition is expected to accelerate the growth of the navigation solution business.

The acquisition was accounted for as a business acquisition. Accordingly, the fair value of the purchase consideration issued to the Seller was allocated to fair value of the net tangible assets acquired, with the resulting excess allocated to separately identifiable intangibles, if any, and the remainder recorded as goodwill. Goodwill recognized from the transactions mainly represented the expected operational synergies upon acquisition of the combined entity and intangibles not qualifying for separate recognition. Goodwill is not expected to be deductible for income tax purposes in the tax jurisdiction of the acquired business.

The major classes of assets and liabilities to which the Company allocated the purchase price were as follows (in thousands of Korean Won):

Purchase consideration:
Value of consideration paid		500,000

Assets acquired and liabilities assumed at fair value:
Fair value of assets identified	￦	-
Fair value of liabilities identified		-
Goodwill	￦	500,000

F-13

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

Changes in the carrying amount of goodwill were as follows (in thousands of Korean Won):

Balance, Beginning 2015	￦	1,430,625
Balance, End of 2015		1,430,625
Acquisition		500,000
Balance, End of 2016	￦	1,930,625

The measurement periods for the valuation of assets acquired and liabilities assumed end as soon as information on the facts and circumstances that existed as of the acquisition dates becomes available, but do not exceed 12 months.

The Company has determined that if the business combination would have occurred on the first day of the reporting period there would not have been a material change to the continuing operations of the financial statements presented.

On December 17, 2010, the FASB released ASU 2010-28 “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.” This ASU amends ASC 350-20 “Intangibles – Goodwill and Other – Goodwill,” by addressing questions about entities that have reporting units with zero or negative carrying amounts. It addresses the inconsistencies when a reporting unit concludes that Step 1 of the test is passed (meaning no goodwill impairment is necessary) because the fair value of the goodwill is greater than zero, when in fact, factors indicating impairment of the goodwill may still exist.

In accordance with the guidance at ASC 350-20-35-4, Step 1 in the goodwill impairment test is to identify potential impairment by comparing the fair value of the reporting unit with its carrying amount. If the fair value of the reporting unit exceeds its carrying amount, the goodwill of that reporting unit is not considered impaired and therefore, Step 2 of the goodwill impairment testing model is not necessary. However, in accordance with ASC 350-20-35-7, if the carrying amount of the reporting unit exceeds its fair value, Step 2 of the goodwill impairment model needs to be performed in order to determine if any amount of impairment loss needs to be recognized in the financial statements.

Prior to this amendment being ratified, a company with a reporting unit whose carrying amount was either zero or negative and had goodwill could conclude that the goodwill was not impaired since the fair value of the goodwill is automatically greater than the zero, or negative, carrying amount. This amendment addresses the issues discussed above and forces the reporting entity to perform Step 2 if the carrying amount of the reporting unit is either zero or negative.

The Company assessed relevant events and circumstances in evaluating whether it was more likely than not that its fair value of the reporting unit was less than reporting unit’s carrying amount. Then the implied fair value of goodwill for the reporting unit was compared to the carrying amount of goodwill. With regard to the implied fair value of goodwill, such was determined in the same manner as the amount of goodwill recognized in a business combination. To that end, the Company assigned the fair value of the reporting unit to all of the assets and liabilities of that unit as if the reporting unit had been acquired. The excess of the fair value of the reporting unit over the amounts assigned to its net assets was an indication of the implied fair value of goodwill.

The Company then evaluated the fair value of its reporting unit by estimating through the use of discounted cash flow models, which required management to make significant estimates and assumptions considered to be Level 3 fair value inputs, including anticipated future revenue opportunities, operating margins, and discount rates, among others. As a result of such analysis, the Company concluded that the implied fair value of the goodwill is greater than reporting unit’s carrying amount of goodwill as of December 31, 2016 and 2015, respectively.

F-14

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 6 – INTANGIBLE ASSETS

The components of intangible assets that are carried at cost less accumulated amortization are as follows (in thousands of Korean Won):

	December 31, 2016						December 31, 2015
Description	Gross Carrying Amount		Accumulated Amortization		Net Carrying Amount		Gross Carrying Amount		Accumulated Amortization		Net Carrying Amount
Industrial Property Rights	￦	5,960	￦	(4,397)	￦	1,563	￦	5,960	￦	(3,619)	￦	2,341
Software		62,782		(57,106)		5,676		62,782		(50,549)		12,233
Other		19,625		(19,625)		-		19,625		(18,840)		785
Total	￦	88,367	￦	(81,128)	￦	7,239	￦	88,367	￦	(73,008)	￦	15,359

Amortization expense for intangible assets was ￦8,119 thousand and ￦43,093 thousand for the years ended December 31, 2016 and 2015, respectively.

The following table outlines the estimated future amortization expense related to intangible assets held as of December 31, 2016 (in thousands of Korean Won):

Year Ending December 31,
2017	￦	6,121
2018		419
2019		419
2020		280
Total	￦	7,239

NOTE 7 — DEBT

Short-term Borrowings

As of December 31, 2016, the Company had ￦2,632,725 thousand of short-term borrowings from 4 financial institutions, with a weighted-average interest rate of 5.31% and maturities ranging from 9 days to 307 days. As of December 31, 2015, the Company had ￦3,522,548 thousand of short-term borrowings from 4 financial institutions, with a weighted-average interest rate of 9.50% and maturities ranging from 8 day to 308 days. The estimated fair values of the short-term borrowings approximate their carrying values.

Long-term Debt

The components of the long-term debt, including the current portion, and the associated interest rates are as follows (in thousands of Korean Won):

	Interest Rate	December 31, 2016		December 31, 2015
Loans from financial institutions	4.39 - 5.90%	￦	850,000	￦	470,000
Less: current portion			(120,000)		(120,000)
Total long-term debt		￦	730,000	￦	350,000

F-15

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

As of December 31, 2016 and 2015, the estimated fair value of the long-term debt, including the current portion, were ￦850,000 and ￦350,000, respectively. These estimated fair values are based on Level 2 inputs.

Maturities of the long-term debt for each of the next five years and thereafter are as follows (in thousands of Korean Won):

Year Ending December 31,
2017	￦	120,000
2018		245,240
2019		276,560
2020		166,560
2021		41,640
Total	￦	850,000

As of December 31, 2016 and 2015, respectively, the Company was in compliance with the financial covenant in credit agreements as defined in the credit agreements.

NOTE 8 – PENSION PLANS

The Company has a defined contribution plans covering all full time employees who met certain requirements of age, length of service and hours worked per year. Benefits paid to retirees are based upon age at retirement and years of credited service.

Information with respect to changes in benefit obligation and the funded status of the plans is as follows (in thousands of Korean Won):

	December 31, 2016		December 31, 2015
Change in projected benefit liability
Liability at beginning of year	￦	828,523	￦	700,647
Service cost		200,789		143,512
Interest cost		9,269		10,595
Benefit payments		(84,268)		(103,414)
Prior service cost		-		39,233
Remeasurement of defined benefit liabilities		(73,657)		37,950
Liability at end of year		880,656		828,523

Plan assets at end of year		-		-

Funded status and net liability recognized	￦	(880,656)	￦	(828,523)

F-16

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The components of benefit expense are as follows (in thousands of Korean Won):

	December 31, 2016		December 31, 2015

Service cost	￦	200,790	￦	143,512
Interest cost		9,269		10,594
Prior service cost		-		39,233
Total	￦	210,059	￦	193,339

The weighted-average assumptions used to determine projected benefit liability and benefit expense for pension plans are as follows:

	2016	2015
Discount rate	2.68%	2.60%
Expected long-term rate of return on plan assets	N/A	7.44
Rate of compensation increase	2.00%	2.00%

The estimated future benefit payments are as follows (in thousands of Korean Won):

Year Ending December 31,
2017	￦	42,316
2018		597,402
2019		56,448
2020		61,757
2021		66,482
		2,256,884
Total	￦	3,081,289

NOTE 9 – REDEEMABLE CONVERTIBLE PREFERRED STOCK

On May 17, 2016, the Company entered into a securities purchase agreement with an accredited investor to place 12,800 redeemable convertible preferred shares (the “Preferred Stock”), par value ￦10,000 per share, in the aggregate principal amount of ￦640,000 thousand (the “Transaction”). The proceeds from sales of the Preferred Stock, net of issuance cost of ￦3,993 thousand were fully received at June 8, 2016.

The Preferred Stock has the following rights, privileges and preferences:

●	Dividends. Holders of the Preferred Stock are entitled to receive dividends of 1% of par value as declared by the board of directors on the common stock and have the participation rights.

●	Liquidation. In the event of a liquidation of the Company, including a change of control transaction, holders of the Preferred Stock are entitled to be paid an amount equal to their investment amount before any payment is made to any other holders of the common stock.

●	Voting. Holders of the Preferred Stock have the same voting rights as those of the common stock.

●	Conversion. The Preferred Stock is convertible into shares of the common stock at any time at the holder’s election. The Shares automatically convert into common stock one year after the issuance unless the Preferred Stock is redeemed at the option of the investor. The Preferred Stock is convertible on a one to one basis into common stock.

●	Redemption. The Preferred Stock is redeemable at its issuance cost plus redemption premium of 8% of interest on the cost if the Company fails to be listed in stock exchanges market within 11 months after the issuance at the holder’s election.

F-17

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 10 – ACCUMULATED OTHER COMPREHENSIVE LOSS

The following table represents the changes in accumulated other comprehensive loss by component in connection with defined benefit pension plans for the years ended December 31, 2016 and 2015: (in thousands of Korean Won):

Balance at December 31, 2014	￦	(100,989)
Amortization of amounts included in net periodic pension expense		(37,950)
Tax benefit		8,348
Balance at December 31, 2015		(130,591)
Amortization of amounts included in net periodic pension expense		73,657
Tax expense		(16,205)
Balance at December 31, 2016	￦	(73,138)

NOTE 11 – INCOME TAXES

The provision for income taxes consisted of the following (in thousands of Korean Won):

	2016		2015
Current	￦	-	￦	-
Deferred		16,205		(8,349)
Total	￦	16,205	￦	(8,349)

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the years ended December 31, 2016 and 2015:

	2016	2015
Income taxes at Federal statutory rate	34.00%	34.00%
Foreign tax rate differential	(12.00)%	(12.00)%
Change in valuation allowance	(22.81)%	(33.21)%
Other	2.06%	10.46%
Effective tax rate	1.25%	(0.75)%

Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands of Korean Won):

	2016		2015
Accounts receivable	￦	58,331	￦	144,250
Inventories		301,786		52,934
Property and equipment		(1,414)		(916)
Goodwill and intangible assets		1,199,275		1,100,039
Accounts payable		68,521		60,290
Pension benefits		193,744		174,167
Other		(2,288)		70,403
Net operating losses		85,893		20,762
Tax credit carryforwards		681,695		666,194
Deferred tax assets, gross		2,585,543		2,288,123

Valuation allowances		(2,585,543)		(2,288,123)
Deferred tax assets, net	￦	-	￦	-

The Company has a net operating loss carryforward for tax purposes totaling ￦85,893 thousand ￦20,762 thousand at December 31, 2016 and 2015, expiring through the year 2026.

F-18

eMARINE Global Inc.

Formerly Known as e-Marine Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

The Company’s tax jurisdiction is the Republic of Korea.

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2016 and 2015, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by ￦297,420 thousand and ￦371,372 thousand for the years ended December 31, 2016 and 2015, respectively. The Company’s tax years for 2012 through 2016 may still be subject to tax examination.

NOTE 12 – RELATED PARTY TRANSACTIONS

As of December 31, 2016 and 2015, the Company loaned ￦164,000 thousand and ￦370,000 thousand, respectively to the Company’s officers and employees. The loans receivable bore interest of 6.9% and was redeemable on demand.

As of December 31, 2016 and 2015, the Company’s officers and employees advanced the Company ￦221,505 thousand and ￦173,000 thousand, respectively, during the normal course of business. The loans payable bore no interest of 4.6% to 6.9% and was payable in 2018.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Maintenance Bond

In connection with the service agreements with certain customers, the Company is required to provide financial guarantees for the maintenance of a specified period of time after the service is completed.

Legal Proceedings

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against the Company or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

NOTE 14 — SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any additional recognized or non-recognized subsequent events that would require adjustment to or disclosure in the financial statements other than the items disclosed in Note 1.

F-19